UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2005

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-8157

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On November 2, 2005, The First Marblehead Corporation (the “Corporation”) received notice that Bank of America, N.A. (“Bank of America”) opted out of automatic renewal of the Note Purchase Agreement between Bank of America and the Corporation dated June 30, 2003, as amended to date (the “Note Purchase Agreement”), and related agreements, including the Bank of America Direct to Consumer Program: Umbrella Agreement between Bank of America and the Corporation dated June 30, 2003 (the “Umbrella Agreement”).  As a result, unless the Corporation and Bank of America agree on terms of a continuation of such agreements, each of the Note Purchase Agreement and the Umbrella Agreement will expire on May 1, 2006.  Bank of America indicated that it would continue to negotiate with the Corporation.

The Note Purchase Agreement and the Umbrella Agreement relate to direct-to-consumer private label loans.  Under the terms of the Note Purchase Agreement and the Umbrella Agreement, the Corporation has the right to purchase Bank of America direct to consumer program loans for a period of 180 days, which may be extended pursuant to the terms of the Note Purchase Agreement, beginning on the date such loan becomes a “Seasoned Loan,” as defined in the Note Purchase Agreement.  The Corporation generally has the obligation to securitize the direct to consumer program loans originated by Bank of America at least once every six months.  The failure of the Corporation to securitize these loans may result in the required payment of liquidated damages in an amount not exceeding 1% of the face amount of the loans available for securitization.  This summary is qualified in its entirety by the Note Purchase Agreement and the Umbrella Agreement attached as Exhibits 10.12 and 10.13, respectively, to the Corporation’s registration statement on Form S-1 (File No. 333-108531).

The Corporation also has agreements with Bank of America relating to the Corporation’s school channel private label loan programs and Guaranteed Access to Education, or GATE, loan programs.  The notice received by the Corporation did not affect these agreements.  Bank of America is the exclusive lender for the Corporation’s GATE programs.

During the past five years, Bank of America Securities Corporation, an affiliate of Bank of America, has served as a manager of two of the securitization transactions that the Corporation has facilitated, each occurring in fiscal 2005.

Item 7.01.  Regulation FD.

The information disclosed under Item 1.02 of this current report on Form 8-K is hereby incorporated by reference under this Item 7.01.

The Corporation’s press release issued on November 2, 2005 in connection with the notice received from Bank of America is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 7, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board of Directors and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release issued by the Corporation on November 2, 2005 entitled “First Marblehead Announces Bank of America Opts out of Automatic Annual Renewal of Direct-to-Consumer Program; Current Contract Remains in Place until May 2006; Bank of America Plans to Negotiate Ongoing Relationship over Coming Months”